UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 20, 2007

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2007, a Memorandum of Understanding (the "MOU") was entered into providing for the settlement of the shareholder derivative action filed on November 3, 2006 in the Supreme Court of the State of New York, County of New York, captioned Babus v. Targoff, et al., Index No. 06/603 842 (the "Lawsuit"). The Lawsuit named the Company's directors as defendants, and Loral Space & Communications Inc. ("Loral" or the "Company") as nominal defendant, and concerned the Company’s Securities Purchase Agreement dated October 17, 2006, as amended and restated on February 27, 2007 (the "Securities Purchase Agreement"), pursuant to which the Company has sold preferred shares of the Company (the "Preferred Shares") to MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Partners II LP, MHR Institutional Partners IIA LP and MHR Institutional Partners III LP (collectively, the "MHR Funds"), which funds are affiliated with MHR Fund Management LLC ("Fund Management").

Pursuant to the terms of the MOU:

a. The MHR Funds will pay to Loral $4 million in cash within five (5) business days of obtaining a court order approving the terms of the MOU that is finally approved on appeal or no longer subject to appeal; and

b. The MHR Funds will pay to Loral an amount in cash within five (5) business days following the MHR Funds’ (which for this purpose shall be deemed to include any investment partnerships controlled by Fund Management) actual receipt of net cash or cash equivalent proceeds as set forth below. In the event that the MHR Funds’ actual receipt of net cash or cash equivalent proceeds from the sale by the MHR Funds of (A) any or all of the Preferred Shares, (B) any shares, including any paid-in-kind dividends or Conversion Shares (as hereinafter defined) issued in respect of and pursuant to the terms of such Preferred Shares, or (C) any securities issued or delivered in exchange for or in respect of the securities referred to in clauses (A) and (B) above, taken together with the aggregate amount actually received by the MHR Funds in cash or cash equivalents for the securities referred to in clauses (A) and (B) above in consideration for any prior sales of such securities, in one or more transactions, is in excess of an amount equal to the product of:

(i) (X) $55 multiplied by (Y) the sum of the number of Preferred Shares issued on the February 27, 2007, plus any other shares, including any paid-in-kind dividends, issued in respect and pursuant to the terms thereof through the date of such sale, then the MHR Funds will pay (or cause the payment) to Loral an amount in cash equal to $9.5 million;

(ii) (X) $70 multiplied by (Y) the sum of the number of Preferred Shares issued on the February 27, 2007, plus any other shares, including any paid-in-kind dividends, issued in respect and pursuant to the terms thereof through the date of such sale, then the MHR Funds will pay (or cause the payment) to Loral an additional amount in cash equal to $8.5 million, such that the total amount of all cash payments to Loral will equal $18 million; and

(iii) (X) $80 multiplied by (Y) the sum of the number of Preferred Shares issued on the February 27, 2007, plus any other shares issued, including any paid-in-kind dividends, in respect and pursuant to the terms thereof through the date of such sale, then the MHR Funds will pay (or cause the payment) to Loral an additional amount in cash equal to $8.5 million, such that the total amount of all cash payments to Loral will equal $26.5 million.

Any distribution of any securities by any of the MHR Funds to any of their respective limited partners shall be deemed to be a sale for cash or cash equivalent proceeds at the value determined by the MHR Funds in accordance with the applicable MHR Fund partnership agreement.

"Conversion Shares" means the shares issued to the MHR Funds upon conversion of the Preferred Shares or any other preferred shares issued, including any paid-in-kind dividends, in respect of and pursuant to the terms of such Preferred Shares, and any replacement securities which the MHR Funds actually receive from time to time in exchange for such Conversion Shares.

All calculations shall be subject to proportionate adjustment to take into account any stock dividend, split, reverse split, combination, recapitalization or any similar transaction affecting the common stock, par value $0.01, of the Company as provided for in the Company’s Certificate of Incorporation. When used in connection with any preferred shares referred to in clause (Y) of subsections (i), (ii) and (iii), such number of preferred shares shall be multiplied by the applicable conversion number at the time of such sale for such preferred shares as defined in the applicable Certificate of Designation relating thereto.

The parties to the Lawsuit have agreed to use their best efforts to agree upon and execute a stipulation of settlement and such other documentation as may be required to obtain court approval of the settlement and dismissal of the Lawsuit (the "Settlement Documents"). The consummation of the settlement is subject to: (a) the drafting and execution of the Settlement Documents; (b) the completion by the plaintiff of confirmatory discovery in the Lawsuit reasonably satisfactory to plaintiff's counsel; and (c) a court order approving the settlement in accordance with the terms of the Settlement Documents and that such order is finally affirmed on appeal or is no longer subject to appeal and dismissal of the Lawsuit in its entirety with prejudice and without awarding costs to any party (except for attorneys' fees, costs and expenses to be awarded to plaintiff's counsel subject to approval by the Court as provided in the MOU).

This description of the MOU is not intended to be complete and is qualified in its entirety by reference to the full text of the MOU attached to this report as Exhibit 10.1.

Item 8.01 Other Events.

On March 20, 2007, certain stockholders of the Company who alleged that they hold over 18% of the outstanding common stock of the Company filed a complaint, derivatively on behalf of the Company and directly on their own behalf, against the Company, the MHR Funds, Fund Management and certain funds and other entities that are affiliated with the MHR Funds and Fund Management that are named therein (together with the MHR Funds and Fund Management, "MHR") and the individual members of the Company’s board of directors. The complaint was filed in the Court of Chancery of the State of Delaware in and for New Castle County and is captioned Blackrock Corporate High Yield Fund, Inc., et al. v. Mark H. Rachesky, et al., C.A. No. 2808-CC. The complaint, among other things, seeks rescission of the Securities Purchase Agreement, a judgment declaring that the Securities Purchase Agreement, and the process by which it was negotiated, approved and completed, violated Delaware law and constituted a breach of defendants’ fiduciary duties and awarding plaintiffs their expenses and costs, including reasonable legal fees.

The plaintiffs have also filed a motion for a temporary restraining order and for expedited proceedings on the merits, seeking, among other things, (1) a temporary restraining order that, absent notice to the plaintiffs and an order of the Delaware court: (i) restrains MHR from selling, transferring, encumbering or alienating any stock issued to MHR in connection with or pursuant to the Securities Purchase Agreement (or any securities into which such stock is converted) and (ii) restrains MHR from exercising its conversion rights under the Securities Purchase Agreement in the event that MHR (or a third party) acquires a majority of the Company’s shares; and (2) an order providing for expedited proceedings in the case (including expedited discovery and an expedited trial on the merits) so that the Securities Purchase Agreement can be promptly rescinded without further prejudice to the Company’s minority shareholders.

Item 9.01 Financial Statements and Exhibits.

10.1 Memorandum of Understanding, dated March 21, 2007

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

March 21, 2007	By:	Avi Katz

Name: Avi Katz
Title: Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Memoranudm of Understanding, dated March 21, 2007